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Consent of Independent Registered Public Accounting Firm
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The board and shareholders
RiverSource Variable Portfolio - Income Series, Inc.:
     RiverSource Variable Portfolio - Core Bond Fund
     RiverSource Variable Portfolio - Diversified Bond Fund
     RiverSource Variable Portfolio - Global Bond Fund
     RiverSource Variable Portfolio - Global Inflation Protected Securities Fund RiverSource Variable Portfolio - High Yield Bond Fund
     RiverSource Variable Portfolio - Income Opportunities Fund
     RiverSource Variable Portfolio - Short Duration U.S. Government Fund RiverSource Variable Portfolio - Investment Series, Inc.:
     RiverSource Variable Portfolio - Emerging Markets Fund
     RiverSource Variable Portfolio - Growth Fund
     RiverSource Variable Portfolio - International Opportunity Fund
     RiverSource Variable Portfolio - Large Cap Equity Fund
     RiverSource Variable Portfolio - Large Cap Value Fund
     RiverSource Variable Portfolio - Mid Cap Growth Fund
     RiverSource Variable Portfolio - Mid Cap Value Fund
     RiverSource Variable Portfolio - S&P 500 Index Fund
     RiverSource Variable Portfolio - Small Cap Advantage Fund
RiverSource Variable Portfolio - Managed Series, Inc.:
     RiverSource Variable Portfolio - Balanced Fund
     RiverSource Variable Portfolio - Diversified Equity Income Fund
 RiverSource Variable Portfolio - Money Market Series, Inc.:
     RiverSource Variable Portfolio - Cash Management Fund




We consent to the use of our report incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.



                                                    /s/ KPMG LLP
                                                    ------------
                                                        KPMG LLP



Minneapolis, Minnesota
October 26, 2006